DATED: JUNE 19, 2007

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  TURBODYNE TARGETS $11 BILLION MARINE AIR HANDLING MARKET WITH ITS AIRFLOW-MTM


VENTURA, CA - Turbodyne Technologies, Inc. [TRBD.OTCBB, TUD-Frankfurt] announced today that it has developed a unique multi-function air handling system for diesel marine vessels. The Turbodyne AirFlow-M(TM) system provides improved diesel engine performance in hot and humid weather and forced-air cabin and bilge heating in cold weather. The Turbodyne AirFlow-M(TM) is based on the company's patent-pending TurboFlow(TM) air handling system. The heart of the system is the high-performance, light weight and compact TurboFlow (TM) radial air compression system.

With an estimated 2.2 million registered recreational diesel boats in the U.S., and an equal number of commercial vessels, there is a sizeable addressable market for marine air-handling units, with the refit market overshadowing the new-build market. With an addressable market of over $11 billion dollars, the Company's business model projects sales of approximately $100 million over the next three years.

According to Albert Case, CEO and president, "This market represents a significant opportunity for Turbodyne. There are tens of thousands of yachts and commercial vessels in the United States, and internationally that operate in hot climates. And, it's a known fact that higher temperatures significantly decrease diesel engine performance. Likewise, there are vessels that operate in cold climates, or remain in-water during the cold season. All of which can take advantage of the Turbodyne AirFlow-M(TM)."

Marine diesel engine performance degrades in hot, humid weather. High ambient air temperature combined with the effects of a closed engine room compound the problems for many vessels. Alleviating the problem involves circulating cooler air through the engine room.

The Turbodyne AirFlow-M(TM) compressor is a high-volume air handling system capable of moving 200 to 500 cubic-feet of air per minute, which means that it can completely cycle the air in the engine room of a 46 foot yacht in two minutes. Coupled with a raw-water cooled heat sink, and an on-demand fresh-water pre-heater, 20 to 50 degree drops in engine room temperature can be achieved, enabling more dense air with higher oxygen content per liter of air which translates into greater engine acceleration and top-end performance.

This is a significant benefit to normally aspirated or turbocharged and supercharged diesel engines.

Like a traditional electric heat pump, the Turbodyne AirFlow-M(TM) system can be reversed in cold weather to provide cabin, engine room and bilge warming to prevent freezing.

Unlike typical resistance heat (electric heating coil) or electric heat pump systems, the Turbodyne AirFlow-M(TM) system uses the natural "waste heat" inherent in high velocity air compression systems to both heat the air, and distribute it, saving considerable energy in the process over resistance heating element based systems.

Turbodyne plans to market the AirFlow-M(TM) through distribution partners in the marine industry.

Contact:
Albert F. Case Jr.
805-201-3133
WWW.TURBODYNE.COM
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ABOUT TURBODYNE TECHNOLOGIES, INC.

Turbodyne Technologies, Inc. (TRBD.OB) is a developer of patented electrically powered air movement and propulsion components that are engineered to promote lower fuel consumption and address higher emission standards for hybrid, gas and diesel internal combustion engines.

Their patented TurboPacTM design reduces diesel pollution, eliminates turbo-lag in gas and diesel engines and increases fuel economy through both engine downsizing for hybrid, gas and diesel applications as well as low-rpm fuel burn optimization for diesel trucks and busses.

The TurboFlow(TM) design provides computer-controlled, variable high pressure, high volume air movement in a small, lightweight, low power package for a variety of applications from inflatable boat inflation and HVAC air movement to forced air induction for internal combustion engines.

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Company's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in the Risk Factors in other reports the Company files with the SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.